
<ARTICLE> 7

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<DEBT-HELD-FOR-SALE>                         1,707,738<F1>
<DEBT-CARRYING-VALUE>                          270,600<F2>
<DEBT-MARKET-VALUE>                            277,767<F2>
<EQUITIES>                                      74,017<F3>
<MORTGAGE>                                     238,087
<REAL-ESTATE>                                   70,666<F4>
<TOTAL-INVEST>                               2,455,852
<CASH>                                          33,366
<RECOVER-REINSURE>                              95,717
<DEFERRED-ACQUISITION>                         205,446
<TOTAL-ASSETS>                               2,916,358
<POLICY-LOSSES>                                699,956
<UNEARNED-PREMIUMS>                                  0
<POLICY-OTHER>                                  35,561
<POLICY-HOLDER-FUNDS>                        1,642,725<F5>
<NOTES-PAYABLE>                                      0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        23,121
<OTHER-SE>                                     418,848
<TOTAL-LIABILITY-AND-EQUITY>                 2,916,358
<PREMIUMS>                                     105,059
<INVESTMENT-INCOME>                            140,245
<INVESTMENT-GAINS>                               1,502
<OTHER-INCOME>                                  67,828
<BENEFITS>                                     189,216
<UNDERWRITING-AMORTIZATION>                     22,305
<UNDERWRITING-OTHER>                               789<F6>
<INCOME-PRETAX>                                 44,747
<INCOME-TAX>                                    13,191
<INCOME-CONTINUING>                             31,556
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    31,556
<EPS-PRIMARY>                                     5.10
<EPS-DILUTED>                                     5.10
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Debt securities held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.
<F2>Debt securities represent FASB 115 held to maturity fixed maturity securities, and do not include trading securities or securities available for sale.
<F3>Equity securities include equity securities that are available for sale, under FASB 115.
<F4>Real estate includes real estate joint ventures.
<F5>Policyholder funds includes accumulated contract values as defined by FASB
97, dividend and coupon accumulations and other policyowner funds.
<F6>Underwriting expenses represent amortization of the value of purchased insurance in force.

